Item 24. Exhibit 8 i .a.

AMENDMENT

TO

PARTICIPATION AGREEMENT

THIS AMENDMENT dated January 5, 2016 amends the Participation Agreement dated as of May 1, 1998, as amended to date (the Agreement) by and among Massachusetts Mutual Life Insurance Company, Fidelity Distributors Corporation and Variable Insurance Products Fund II.

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

Schedules A and C of the Agreement are deleted in their entirety and replaced with Schedules A and C attached hereto, respectively.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have hereunto affixed their respective authorized signatures as of the date set forth above.

Effective Date: As of September 1, 2015

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY:

By its authorized officer

By:	/s/ Jeffrey M. Dube

Print Name	Jeffrey M. Dube

Title:	Vice President & Actuary

FIDELITY DISTRIBUTORS CORPORATION:

By its authorized officer

By:	/s/ Robert Bachman

Print Name	Robert Bachman

Title:	EVP

VARIABLE INSURANCE PRODUCTS FUND II:

By its authorized officer

By:	/s/ Joseph F. Zambello

Print Name	Josehp F. Zambello

Title:	Deputy Treasurer

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SCHEDULE A

Separate Accounts and Associated Contracts (effective September 1, 2015)

Name of Separate Account and Date Established by Board of Directors	Policy Form Numbers (and Product Names) of Contracts Funded by Separate Account
Massachusetts Mutual Variable Life Separate Account I (July 13, 1998)	SL10-9800 (Strategic Variable Life® Plus)
GVULCM-9700 (Strategic Group Variable Universal Life®)
GVULPM-2015 and GVULCM-2015 (Strategic Group Variable Universal Life® II)
P3-2003 (VUL Guard)
P5-99M (Survivorship Variable Universal Life II)
P2-98M (Variable Universal Life)
P2-2001 (Variable Universal Life II)
P1-98 (Survivorship Variable Universal Life)
960-NY-9400 960-PR-9400

(Variable Life Select)
P5-2004 (Survivorship VUL GuardSM)
ICC08P2 (Variable Universal Life III)
Massachusetts Mutual Variable Annuity Separate Account 4 (July 9, 1997)	MUVA94 (Panorama Passage®)
MUVA94 (Panorama Premier)
MUVA94 (MassMutual Artistry®)
TMLS (MassMutual Transitions®)
TMLS (MassMutual Evolution®)
TMLS (MassMutual RetireEase SelectSM)
TMLS (MassMutual Transitions SelectSM)
ICC15-FPVDA15-NVA (MassMutual Transitions SelectSM II)
ICC15-FPVDA15-NVA MassMutual Capital VantageSM

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SCHEDULE C

Other investment companies currently available under variable annuities or variable life insurance issued by the Company:

AIM Variable Insurance Funds (Invesco Variable Insurance Funds)

Invesco V.I. Diversified Dividend Fund

Invesco V.I. Financial Services Fund (Series I)

Invesco V.I. Global Health Care Fund (Series (I)

Invesco V.I. Technology Fund (Series I)

American Century Variable Portfolios, Inc.: American Century VP Income & Growth Fund (Class I) American Century VP International Fund (Class I) American Century VP Value Fund (Class I)
American Funds Insurance Series: American Funds® Asset Allocation Fund (Class2) American Funds® Growth & Income Fund (Class 2)

BlackRock Variable Series Funds, Inc.

BlackRock iShares® Alternative Strategies V.I. Fund

BlackRock Shares® Dynamic Allocation V.I. Fund

BlackRock Shares® Dynamic Fixed Income V.I. Fund

BlackRock Shares® Equity Appreciation V.I. Fund

DWS VIT Investment Funds: DWS Small Cap Index VIP (Class A)
Fidelity® Variable Insurance Products Fund: Fidelity® VIP High Income Portfolio (Initial Class) Fidelity® VIP Overseas Portfolio (Initial Class) Fidelity® VIP Growth Portfolio (Service Class)

Fidelity® Variable Insurance Products Fund II:

Fidelity® VIP Contrafund® Portfolio (Initial Class)

Fidelity® VIP Contrafund® Portfolio (Service Class)

Fidelity® VIP Contrafund® Portfolio (Service Class 2)

Fidelity® Variable Insurance Products Fund V:

Fidelity® VIP Money Market Portfolio (Initial Class) (effective December 1, 2015 this fund changes its name to: Fidelity® VIP Government Money Market Portfolio (Initial Class)

Franklin Templeton Variable Insurance Products Trust Franklin Small Cap Value Securities (Class 2) Templeton Foreign Securities Fund (Class 2)

Goldman Sachs Variable Insurance Trust

Goldman Sachs Large Cap Value Fund (Institutional)

Goldman Sachs Mid Cap Value Fund (Institutional)

Goldman Sachs Strategic Growth Fund

Goldman Sachs Strategic International Equity Fund (Institutional)

Goldman Sachs U.S. Equity Insights Fund (institutional)

Ivy Funds Ivy Funds VIP Asset Strategy

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Janus Aspen Series Janus Balanced Portfolio Janus Aspen Forty Portfolio

Janus Aspen Global Research Portfolio
MFS® Variable Insurance TrustSM: MFS® Growth Series (Initial Class) MFS® Investors Trust Series (Initial Class) MFS® New Discovery Series (Initial Class) MFS® Research Series (Initial Class)

MML Series Investment Fund:

MML Aggressive Allocation Fund

MML American Funds® Core Allocation Fund

MML American Funds® Growth Fund

MML American Funds® International Fund

MML Asset Allocation Fund

MML Balanced Allocation Fund

MML Blue Chip Growth Fund

MML Conservative Allocation Fund

MML Equity Income Fund

MML Equity Index Fund (Class I)

MML Equity Index Fund (Class II)

MML Equity Index Fund (Class III)

MML Focused Equity Fund

MML Foreign Fund

MML Fundamental Growth Fund

MML Fundamental Value Fund

MML Global Fund (Class I)

MML Global Fund (Class II)

MML Growth & Income Fund

MML Growth Allocation Fund

MML Income & Growth Fund

MML Inflation Protected and Income Fund

MML International Equity Fund

MML Large Cap Growth Fund

MML Managed Volatility Fund

MML Mid Cap Growth Fund

MML Mid Cap Value Fund

MML Moderate Allocation Fund

MML Small Cap Growth Equity Fund

MML Small Cap Value Fund

MML Small/Mid Cap Value Fund

MML Total Return Bond Fund

MML Series Investment Fund II:

MML Asset Momentum Fund

MML Blend Fund

MML Dynamic Bond Fund

MML Equity Fund

MML Equity Rotation Fund

MML High Yield Fund

MML Inflation-Protected and Income Fund

MML Managed Bond Fund

MML Money Market Fund

MML Short-Duration Bond Fund

MML Small Cap Equity Fund

MML Small Company Value Fund

MML Special Situations Fund

MML Strategic Emerging Markets Fund

Oppenheimer Variable Account Funds:

Oppenheimer Capital Appreciation Fund/VA (Non-Service)

Oppenheimer Capital Income Fund/VA

Oppenheimer Core Bond Fund/VA (Non-Service)

Oppenheimer Discovery Mid Cap Growth Fund/VA

Oppenheimer Diversified Alternatives Fund /VA

Oppenheimer Global Fund/VA (Non-Service)

Oppenheimer Global Strategic Income Fund/VA

Oppenheimer International Growth Fund/VA

Oppenheimer Main Street Fund®/VA (Non-Service)

Oppenheimer Main Street Small Cap Fund®/VA (Non-Service)

Oppenheimer Money Fund/VA (Non-Service)

PIMCO Variable Insurance Trust PIMCO CommodityRealReturn® Strategy Portfolio (Advisor Class)
T. Rowe Price Equity Series, Inc.: T. Rowe Price Blue Chip Growth Portfolio T. Rowe Price Equity Income Portfolio T. Rowe Price Mid-Cap Growth Portfolio T. Rowe Price New America Growth Portfolio
Voya Investors Trust VY Clarion Global Real Estate Portfolio (Class S)